保密和竞业限制协议

Confidentiality and non-competition agreements

甲方（聘用单位）名称：四川伟易达科技有限公司
Name of Party A (Employer): Sichuan Wetouch Technology Co. Ltd

法定代表人：李胜勇
Legal Representative: Shengyong Li

乙方（受聘人）姓名：连宗益
Name of Party B (Party B): Zongyi Lian

电话：15928973645
Tel:15928973645

身份证号码：0120012960

ID number:0120012960

家庭住址：台湾桃园

Home address: Taoyuan, Taiwan

鉴于:乙方 连宗益 承认，由于受聘于甲方四川伟易达科技有限公司，可能接触甲方的保密信息（定义见下文），为避免乙方在其受聘于甲方期间或之后，因对保密信息的披露、使用给公司带 来的不利影响，并造成不可弥补的损失，乙方愿意根据本合同规定的条款和条件对保密信息保密 并不与公司及其关联公司相竞争。双方依据有关法律法规，经平等协商，达成合同内容如下：

In view of: Party B Zongyi Lian acknowledges that Party B may have access to Party A's confidential information due to its employment with Party A the Sichuan Wetouch Technology Co., Ltd (as defined below). In order to avoid order to avoid the adverse effects of the disclosure and use of confidential information use of confidential information during or after Party A, Party B is willing to keep confidential information in accordance with the terms and conditions stipulated in this contract and does not compete with the Company and its affiliated companies. In accordance with the relevant laws and regulations, the two parties reached the contract through equal consultation as follows:

第一条 "保密信息"是指：甲方或其关联公司所有的，或乙方在甲方工作期间利用甲方名义、资金创建的，甲方的生产、经营、技术信息、现有及潜在供应商和客户名单及相关信息、同 行业经营者和贸易信息、产品图纸、文书格式、管理方式、手册、培训资料、计划或预测、财务 信息、专有知识、等所有信息。

Article 1 *Confidential Information* means: all information of Party A's production, operation, technical information, list of existing and potential suppliers and customers and related information, business operators and trade information, product drawings,

document format, management methods, manuals, training materials, plans or forecasts, financial information, know-how, etc.

第二条 乙方承诺对保密信息严格保密，并在与甲方的聘用关系终止时向甲方返还所有保密信息及其载体和复印件。

Article 2 Party B undertakes to keep confidential information strictly confidential and to return all confidential information, its carrier and photocopy to Party A upon termination of the employment relationship with Party A.

第三条 乙方承诺，不以任何方式（1、自用；2、向公司或其关联公司的任何其他与使用保密信息的工作无关的雇员；3、向任何竞争对手；4、向任何其他个人或实体）披露任何保密信息 的全部或部分。

Article 3 Party B undertakes not to disclose in any way (1, self-use ;2, any other employee to the company or its affiliated company not related to the use of confidential information ;3, to any competitor ;4, to any other person or entity) all or part of any confidential information.

第四条 乙方承诺，愿在受聘于甲方的期间和该期间终止后二年的时间：

Article 4 Party B undertakes to be willing to engage in the period of Party A and two years after the termination of the period:

1、 不直接或间接地投资、成立或受雇从事甲方从事或计划从事的业务；

1. Not directly or indirectly invest, establish or employ to engage in the business which Party A is engaged in or plans to engage in;

2、 不直接或间接地投资、成立或受雇从事与甲方所经营的业务相同、相近或相竞争的其他业务；

2. Not directly or indirectly invest, establish or be liable to engage in the same, similar or competing business as Party A;

3、 不得在任何生产、销售和甲方具有竞争性关系的公司等企事业单位任职；

3. Shall not serve in any enterprises or institutions such as production, sales or competitive relations with Party A;

4、 不直接或间接地劝说.引诱、鼓励或以其他方式促使甲方或其关联公司的任何管理人员或雇员终止该等管理人员或雇员与公司或其关联公司的聘用关系；

4. Does not persuade directly or indirectly. To induce, encourage or otherwise induce any manager or employee of Party A or its affiliated company to terminate the employment relationship between such manager or employee and the company or its affiliated company;

5、不直接或间接地劝说、引诱、鼓励或以其他方式促使甲方或其关联公司的任何现有或潜在客户、供应商终止或以其他方式改变与公司或其关联公司的业务关系。

5. Does not directly or indirectly persuade, induce, encourage, or otherwise induce any existing or potential customers, suppliers, of Party A or its affiliated companies to terminate or otherwise change their business relations with the Company or its affiliated companies.

第五条 乙方在此确认，其将从甲方取得的薪金和其他奖金或利益构成其在本合同第三条中所作承诺的全部补偿。乙方离职后永久承担的商业秘密保护义务，不再以得到任何额外补偿为条 件。

Article 5 Party B hereby confirms that the salary and other bonuses or benefits it will obtain from Party A shall constitute full compensation for its commitments in Article 3 of this contract. Party B's obligation to protect trade secrets shall no longer be subject to any additional compensation.

第六条 由于乙方接受甲方竞业要求，会对乙方造成一定的影响和相应的经济损失，因此甲方给予乙方竞业补偿，补偿标准按照不低于当地政府确定的最低标准执行，若无政府标准，则月 补偿额按不低于乙方离职前从甲方获得的月基本工资总额的三分之一支付。

Article 6 As Party B accepts Party A's request for competition, it will have a certain impact on Party B and the corresponding economic losses. If there is no government standard, the monthly compensation shall be paid at 1/3 of the total monthly basic salary received from Party A before Party B leaves.

1、 补偿金的支付采取按月支付的方式。

2、 领取补偿金时，乙方须提供以下资料到甲方所在地领取竞业补偿金。

A、 领取补偿金时的工作内容说明，包括相关证明人及其联系方式。

B、 乙方离职后新到任公司的工作证明以及该公司营业执照复印件。

3、 乙方资料提交到甲方后，经过甲方审核无误，每月 30 号前支付上月相应的补偿。

4、 乙方离职时，可向甲方申请竞业限制豁免。甲方应给予答复。

5、 若甲方明确表示到期不支付补偿金，本协议第四条约定不对乙方产生约束力。

1. Compensation is paid monthly.

2. Receiving compensation, Party B shall provide the following information to the place where Party A is located.

(A) Description of the work of the A、 when receiving compensation, including relevant references and their contact information.

(B) The work certificate of the new company after Party B leaves office and a copy of the company's business license.

3. Party B's information is submitted to Party A, after Party A's examination, the corresponding compensation will be paid before the 30th of each month.

4. Party B leaves office, it may apply to Party A for exemption from competition restrictions. Party A shall give a reply.

5. If any Party clearly states that no compensation shall be paid at maturity, and Article 4 of this Agreement shall not be binding on Party B.

第七条 乙方保证在甲方工作期间使用任何知识或信息或乙方承担甲方交付的任何工作或任务，均不会侵犯前受聘单位的商业秘密，若由此引发的法律责任，由乙方自行承担。

Article 7 Party B undertakes that the use of any knowledge or information during the period of Party A's work or any work or task delivered by Party B shall not infringe upon the trade secrets of the former employing unit, and Party B shall bear the legal liability arising therefrom.

第八条 乙方如果违反本协议约定，泄露、使用了保密信息或从事了竞业事项，所得全部收益归甲方所有，并应当向甲方支付违约金 5-10 万元。该违约金的支付不影响甲方要求乙方赔偿因为从事竞业事项或其他行为给甲方造成的其他损失，也不影响甲方追究乙方其他法律责任。

Article 8 If Party B, in violation of this Agreement, divulges or uses confidential information or engages in non-competition, all proceeds shall be owned by Party A and a penalty of 5 to 100 thousand yuan shall be paid to Party A. The payment of the liquidated damages shall not affect Party A's claim for Party B's compensation for other losses caused to Party A by engaging in competition or other acts, nor shall Party A investigate Party B's other legal liabilities。

第九条 本协议与劳动合同具有同等法律效力

Article 9 This Agreement shall have the same legal effect as the labor contract.

甲方：
Part A:

签字：
Signature:

Date: 2020.11.13

乙方：
Part B:

签字：
Signature:

Date: 13/11-2020